Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-105936 on Form N-2 of our report dated December 12, 2007, relating to the financial statements of BTOP50 Managed Futures Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Experts” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 27, 2008